Exhibits 5.2 and 23.2

J.J. Viottastraat 52 1071 JT Amsterdam The Netherlands T +31 20 760 16 00 www.vancampenliem.com

To: Baker Hughes Netherlands Financing Company B.V.

November 12, 2020.

Re:	Baker Hughes Netherlands Financing Company B.V. — U.S. Securities and Exchange Commission (“SEC”) Filing

Dear Sirs,

1. Introduction

You have requested us to render an opinion on matters of Dutch law in relation to the registration of, inter alia, debt securities and debt guarantees (the “Securities”) to be issued in one or more series pursuant to a base indenture among Baker Hughes Netherlands Funding Company B.V., a private limited liability company, organized and existing under the laws of the Netherlands, having its corporate seat in Oudkarspel, The Netherlands, with address Boezemschop 8, 1724 BJ Oudkarspel, The Netherlands, registered with the trade register of the Dutch Chamber of Commerce under number 80111181 (the “Company”) as issuer, Baker Hughes Co-Obligor, Inc., as co-issuer, and The Bank Of New York Mellon Trust Company, N.A., as trustee and the filing of the relevant Form S-3 registration statement as of the date hereof (the “Registration Statement”) with the SEC.

Van Campen Liem is the joint trade name of Liem & Partners N.V. and Van Campen & Partners N.V.

Liem & Partners N.V. has its statutory seat at Amsterdam, the Netherlands, and is registered with the Trade Register under number 54787882.

Van Campen & Partners N.V. has its statutory seat at Amsterdam, the Netherlands, and is registered with the Trade Register under number 54033500.

U:\Clients Active\Baker Hughes\Euro Bond Issuance 2020\BHNFC BV.Legal opinion.2020.09.16.docx

2. Documents Examined

For the purposes of rendering this opinion, we have examined copies of the following documents:

1.	the Registration Statement;

2.	the notarial deed of incorporation of the Company, executed on August 21, 2020 before Tjien Hauw Liem, civil law notary officiating in Amsterdam, The Netherlands (the “Incorporation Deed”);

3.

the notarial deed of amendment of the articles of association of the Company, executed on October 14, 2020, before Tjien Hauw Liem, civil law notary officiating in Amsterdam, The Netherlands (the “Amendment Deed”) and the articles of association as in force pursuant to the amendment of said deed (the “Articles”);

4.

the excerpt dated November 11, 2020 in relation to the registration of the Company at the trade register of the Dutch Chamber of Commerce (the “Trade Register”) under file number 80111181 (the “Excerpt”);

5.	the resolution in writing by the board of managing directors of the Company (the “Board”), dated November 4, 2020 (the “Board Resolution”);

6.

the resolution in writing by the general meeting of the Company (the “General Meeting”), dated November 4, 2020 (the “Shareholders Resolution”, and jointly with the Board Resolution, the “Resolutions”).

3. Opinion

Based upon and subject to the other provisions of this legal opinion and any facts, circumstances, events or documents not disclosed to us in the course of our examination referred to above, we are, at the date hereof, of the opinion that the Securities, when issued in accordance with all necessary corporate actions of the Company, will be duly authorized, validly issued and binding obligations of the Company.

4. Scope of Opinion

(1)

This opinion is given only with respect to the laws in force in the Netherlands at the date of this opinion letter as applied by Dutch courts. No opinion is expressed or implied as to the laws of any other jurisdiction.

(2)	For the purposes of this opinion “the Netherlands” and “Dutch” shall refer to that part of the Kingdom of the Netherlands that is in Europe.

(3)

Terms and expressions of law and of legal concepts as used in this opinion have the meaning in this opinion attributed to them under Dutch law and this opinion should be read and understood accordingly. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising under this opinion will be governed by Dutch law and exclusively be brought before a Dutch court.

(4)

We have understood that the Registration Statement is expressed to be governed by the laws of law of the State of New York, or in any event by laws other than Dutch law. We express no opinion as to the validity of the Registration Statement under New York law, and any laws (including European Union law) other than Dutch law, in force at the date hereof as applied and interpreted according to present duly published case law of Dutch courts, administrative rulings and authoritative literature. We express no opinion as to the future or continued performance of any of the Company’s obligations or the consummation of the transactions contemplated by the Registration Statement.

(5)

We have not been concerned with investigating or verifying the accuracy of any facts, representations or warranties set out in any of the documents reviewed by us for the purpose of rendering this opinion, with the exception of those matters on which we specifically and expressly give our opinion. To the extent that the facts stated in any of the documents listed above (or orally confirmed) are relevant to the contents of this opinion, we have assumed, that such facts, representations and warranties are correct, save to those matters on which we specifically and expressly give our opinion.

(6)

This opinion is solely rendered by Liem & Partners N.V., with the exclusion of any of its officers, employees, legal professionals and affiliates, and Liem & Partners N.V is the sole entity responsible for this opinion. The Standard Terms of Engagement of Van Campen Liem (Van Campen & Partners N.V. / Liem & Partners N.V.)[1] apply.

[1]	These Standard Terms of Engagement were filed at the Court of Amsterdam on May 25, 2018 under number 50/2018.

(7)	In issuing this opinion we do not assume any obligations to notify or to inform you of any developments subsequent to its date that might render its contents untrue or inaccurate in whole or in part.

(8)

This opinion is strictly limited to the matters stated herein and may not read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any document examined in connection with this opinion except as expressly confirmed herein.

(9)	We express no opinion on:

-	any matters of fact;

-	any taxation matters;

-

any public law matters, including but not limited to any applicable sanctions under the Sanctions Act 1977 (Sanctiewet 1977), the General Customs Act (Algemene Douanewet), the Economic Offences Act (Wet Economische Delicten) or the Financial Supervision Act (Wet op het financieel toezicht), except for the opinions referred to in paragraph V - No filings or consents hereof;

-	any competition law matters.

5. Assumptions

For the purpose of rendering this opinion we have assumed:

(i)

that (a) the Incorporation Deed and the Amendment Deed are valid notarial deeds (notariële akten) and that the contents thereof and of the Articles are correct and complete and (b) there are no defects in the incorporation of the Company on the basis of which a court may dissolve the Company, it being hereby confirmed that on the face of the Incorporation Deed it does not appear that the Incorporation Deed is not a valid notarial deed or that there were any defects in the incorporation of the Company;

(ii)

that the Articles have not been amended since the Amendment Deed, so that the Amendment Deed contains the correct and complete articles of association of the Company as currently in force (although not constituting conclusive evidence thereof, our assumption is supported by the contents of the Excerpt and a statement in the Board Resolution);

(iii)

that the information contained in the Excerpt and the Resolutions is complete, true and correct as of the date hereof (although not constituting conclusive evidence thereof, our assumption is supported by a statement in the Board Resolution);

(iv)

without independent investigation, the accuracy of the statements made (whether orally or in writing) by the officials of (i) the Trade Register, (ii) the civil registrar (civiele griffie) of the court (rechtbank) of Noord-Holland (the “Court”) and (iii) the office of the bankruptcy registrar (faillissementsgriffie) of the Court;

(v)

the conformity to the originals of all documents submitted to us as copies and the genuineness of all signatures on the original documents, and that the signatures appearing on these documents are the signatures of the persons purporting to have signed such documents;

(vi)	the legal capacity (handelingsbekwaamheid) of all individuals who have signed the Registration Statement or have given or will give confirmations on which we rely;

(vii)

the due incorporation, valid existence and good standing -where such concept is relevant- and the corporate power and authority of and the due authorization and execution of Registration Statement by, each of the parties thereto, other than the Company, under any applicable law and the due delivery of the Registration Statement, other than by the Company, under any applicable law in which such concept is relevant;

(viii)

the due compliance with all matters of, and the validity, binding effect and enforceability of the Registration Statement under any applicable law, other than Dutch law, and in any jurisdiction, other than the Netherlands, in which any obligation under Registration Statement is to be performed;

(ix)

that the Company is not party to a (proposed) legal merger (juridische fusie) or (proposed) demerger (splitsing), in both cases involving the Company as disappearing entity; that the Company has not been dissolved (ontbonden) granted a moratorium of payment (surseance van betaling verleend), declared bankrupt (failliet verklaard) or is subject of any insolvency proceeding (meaning each of the proceedings listed in Annex A of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings, as amended, hereinafter referred to as “Insolvency Proceeding”). In this respect we inform you that the office of the bankruptcy registrar of the Court has confirmed to us by telephone at the date hereof that on or prior to the date hereof, the Company has not been declared bankrupt and has not been granted a moratorium of payments and that no petition has been presented, nor an order made by a court, for the bankruptcy, dissolution or moratorium of payments of the Company. Although not constituting conclusive evidence thereof, our assumption is supported by (i) the contents of the Excerpt, (ii) information obtained by telephone today from the office of the bankruptcy registrar of the Court and (iii) information obtained from the online register for EU insolvencies (http://insolventies.rechtspraak.nl), confirming that the Company is not listed in this Dutch online register as being the subject of any Insolvency Proceeding.

In connection herewith, we note, however, that it is possible that after our telephone call a petition is made to the office of the bankruptcy registrar of the Court, to have the Company declared bankrupt or to grant a moratorium of payments. Such bankruptcy or moratorium of payments would have retroactive effect from 00.00 hours of this date. The Trade Register has confirmed to us that on or prior to the date hereof, (a) the Company has not filed a resolution for its voluntary liquidation (vrijwillige liquidatie) and (b) that the Trade Register is not itself taking steps to have the Company dissolved. We have not performed any further investigation in this respect;

(x)

that the Company has not installed a works council (ondernemingsraad) within the meaning of the Dutch Works Councils Act (Wet op de ondernemingsraden). Although not constituting conclusive evidence thereof, our assumption is supported by the contents of the Board Resolution;

(xi)

that the Registration Statement (where relevant) constitute legal, valid, binding and enforceable obligations of all parties thereto, other than the Company, under the applicable laws to which such other parties are subject;

(xii)

that the Resolutions have not been revoked or amended and are in full force and effect without modification as per the date hereof and that none of the undersigned is subject to a director disqualification within the meaning of article 106a up to and including 106e of the Dutch Bankruptcy Act, which latter assumption is supported by the contents of the Board Resolution;

(xiii)

that the entry into the Registration Statement and the transactions contemplated thereby, does not constitute or result in a conflict of interest (tegenstrijdig belang) between the Company and any member of the Board, within the meaning of article 2:239 paragraph 6 of the Dutch Civil Code and article 18 paragraph 7 of the Articles. Although not constituting conclusive evidence thereof, this assumption is supported by the statements of the Board as set out in the Board Resolution;

(xiv)

that the statements made by the Board in the Board Resolution and the statements made by the shareholder of the Company in the Shareholders Resolution, are correct and true, without independent investigation thereof, except as indicated otherwise herein;

(xv)

that since the date hereof, the Company derives a benefit from entering into the Registration Statement, and that the entering into the Registration Statement is in the corporate interest of the Company which assumption - although not constituting conclusive evidence - is supported by a statement made by the Board in the Board Resolution;

(xvi)

that to the extent Registration Statement was executed by an attorney-in-fact, the power of attorney has not been revoked or amended or terminated before the execution of the Registration Statement and that under the laws governing the existence and extent of the powers of such attorney-in-fact as determined pursuant to the Hague Convention on the Law Applicable to Agency, the power of attorney authorizes such attorney-in-fact to bind the Company towards the other party or parties to the Registration Statement;

(xvii)	that the “centre of main interest” of the Company, as referred to in the Insolvency Proceeding, is and has always been situated in the Netherlands.

6. Qualifications

The opinions expressed above are subject to the following qualifications:

(A)

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), insolvency (insolventie), fraudulent conveyance (actio pauliana), reorganization, moratorium of payment (surseance van betaling) and other or similar laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

(B)

To the extent Dutch law applies, we note that the rights and obligations of the parties to the Registration Statement (where relevant) are subject to (a) the principle of reasonableness and fairness (redelijkheid en billijkheid), which under Dutch law governs the relationship between the parties to a contract and which, in certain circumstances, may limit or preclude the reliance on, or enforcement of, contractual terms and provisions, and (b) the general defenses available to obligors / debtors under Dutch law in respect of the validity, binding effect and enforceability of an agreement. In particular, an agreement may be voided by Dutch courts if it was made through undue influence (misbruik van omstandigheden), fraud (bedrog), threat (bedreiging) or error (dwaling) of any of the parties to such agreement.

(C)	In connection with the choice of law in the Registration Statement, we note the following rules as applied by Dutch courts:
-

where all other elements relevant to the situation at the time of the choice are located in a country other than the country whose law has been chosen, the choice of the parties shall not prejudice the application of provisions of the law of that other country which cannot be derogated from by agreement;

-	the overriding mandatory provisions of the law of the courts remain applicable (irrespective of the law chosen);

-

effect may be given to overriding mandatory provisions of the law of the country where the obligations arising out of the Registration Statement have to be or have been performed, insofar as those overriding mandatory provisions render the performance of the contract unlawful; and

-	the application of the law of any jurisdiction may be refused if such application is manifestly incompatible with the public policy (openbare orde) of the courts.

(D)

Under the Dutch rules of corporate benefit and fraudulent preference, the validity of a legal act (such as the execution of an agreement or the giving of guarantees or security) performed by the Company may be contested. In particular:

-

The validity of a transaction may under Dutch law furthermore be affected by the ultra vires (doeloverschrijding) provisions of article 2:7 of the Dutch Civil Code. These provisions give legal entities the right to invoke the nullity of a transaction if such transaction entered into by such entity cannot serve to realize the objects of such entity and the other parties to such transaction knew, or may not have been unaware, that such objects and purposes have been exceeded. It is important to take into account (a) the text of the objects clause in the articles of association of the entity, and (b) whether the entity derives certain commercial benefit from the transaction;

-

if a legal act performed by the Company is prejudicial to the interests of its creditors, the validity of such legal act may in certain circumstances be contested by such creditors or the public receiver in the bankruptcy of the Company.

(E)

The Excerpt may not completely and accurately reflect the corporate status and position of the Company insofar as there may be a delay between the taking of a corporate action and the filing of the necessary documentation at the Trade Register and a further delay between such filing and an entry appearing on the file of the Company at the Trade Register.

(F)

If a legal act performed by a Dutch legal entity is not in the entity’s corporate interest, the act may (i) exceed the entity’s corporate power; (ii) violate its articles of association; and/or (iii) be nullified by it if the other party or parties to the act knew or should have known that the act is not in the entity’s corporate interest.

(G)

The terms “legal”, “valid”, “binding”, “obligation” and “enforceable” means that the obligations to which those terms relate are of a type which under Dutch law are generally recognised or are generally enforceable.

(H)	The concept of “delivery” of a document is not known or required under Dutch law to render a document valid, binding and enforceable.

(I)

In connection with payments by or to a resident of the Netherlands to or from a non-resident of the Netherlands, the Dutch Central Bank (De Nederlandsche Bank N.V., hereinafter referred to as the “DNB”) may require any person residing in the Netherlands to comply with certain notification and registration requirements in accordance with the Reporting Instructions Balance of Payments Reports 2003 (Rapportagevoorschriften Betalingsbalansrapportages 2003) issued by DNB pursuant to the External Financial Relations Act 1994 (Wet Financiële Betrekkingen Buitenland 1994). A failure to perform any of these formalities will not adversely affect the validity, effectiveness, enforceability of any obligations of such person.

(J)

Under Dutch law a power of attorney (volmacht), including a mandate (lastgeving), whether or not irrevocable, granted by a Dutch company will terminate, without notice, by operation of law upon bankruptcy (faillissement) of such company. It is possible that the appointment by a Dutch company of a process agent would be deemed to constitute a power of attorney or a mandate. To the extent that Dutch law applies, (a) a power of attorney can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen) and (b) a power of attorney can only be exercised by the attorney in fact being the recipient of a legal act (Selbsteintritt) if no conflict of interest can arise within the meaning of article 3:68 of the Dutch Civil Code, unless stipulated otherwise in the power of attorney. In the event the grantor of the power of attorney is granted a moratorium of payments (surseance van betaling), this power of attorney can only be exercised with the cooperation of the court-appointed administrator (bewindvoerder).

7. Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours sincerely,

/s/ Van Campen Liem / Liem & Partners N.V.